Exhibit 99.1

Contacts:

Mohamad Tabrizi

Depomed, Inc.

650-462-5900

DEPOMED REPORTS 2006 YEAR END FINANCIAL RESULTS

Conference Call and Webcast to Be Held Today at 5:00 p.m. ET

 MENLO PARK, Calif., March 14, 2007 — Depomed, Inc. (NASDAQ:DEPO) today announced its financial results for the year ended December 31, 2006.  For the full year, revenues totaled $9.6 million, compared to $4.4 million reported for the full year 2005.  Cash, cash equivalents and marketable securities at December 31, 2006 were $33.6 million.

Of the total revenue recognized in 2006, $1.3 million was in product sales revenue from the commercial supply of ProQuin® XR (ciprofloxacin hydrochloride) to Esprit Pharma and $3.9 million related to royalties on ProQuin sales.  In addition, $526,000 was in product sales of Glumetza™ (metformin hydrochloride extended release tablets) through King Pharmaceuticals and $109,000 was attributed to royalties on sales of Glumetza in Canada through Biovail Corporation.  Amortization of license fees previously received from partner companies, including Esprit, Biovail and LG Life Sciences, totaled $3.6 million for the full year 2006.  Revenue for the full year 2006 does not include $4.8 million in deferred Glumetza revenue on product shipments to customers.

“In 2006 we continued to make significant progress throughout the business, successfully adding to and advancing our product pipeline and establishing partnerships to help further grow our commercial presence and leverage our AcuForm™ drug delivery technology,” said John W. Fara, Ph.D., president, chief executive officer and chairman of Depomed. “Looking ahead, we remain committed to supporting efforts to increase product sales. We look forward to the completion of the Phase 3 clinical trial of Gabapentin GR™ in postherpetic neuralgia in the coming months and to the initiation of a Phase 2 clinical trial of Gabapentin GR in menopausal hot flashes in the second quarter.”

For the full year ended December 31, 2006, a net loss of $39.7 million or $0.97 per share was reported, compared to a net loss of $24.5 million, or $0.64 per share for the year ended December 31, 2005.

Research and development expenses for the year ended December 31, 2006 were $26.9 million compared to $18.4 million for the year ended December 31, 2005. The increase was primarily due to expenses related to clinical development of Gabapentin GR for the treatment of postherpetic neuralgia (PHN) and diabetic peripheral neuropathy (DPN).

 Recent Events and 2006 Highlights

•                  Filed Investigational New Drug application for Gabapentin GR for the treatment of menopausal hot flashes; Phase 2 trial expected to begin in the second quarter of 2007 (March 2007);

•                  Completed enrollment in Phase 3 clinical trial of Gabapentin GR for the treatment of PHN (March 2007);

•                  License agreement entered into with Biovail for use of AcuForm drug delivery technology for the development of up to two Biovail products (February 2007);

•                  Announced positive results from Phase 2 clinical trial of Gabapentin GR for DPN that demonstrate a statistically significant reduction in pain, compared to placebo (December 2006);

•                  Secured exclusive rights to gabapentin for the treatment of menopausal hot flashes (October 2006);

•                  Initiated U.S.-commercial launch of Glumetza by partner, King Pharmaceutical (September 2006);

•                  Completed Phase 1 clinical trial in gastroesophageal reflux disease (August 2006);

•                  Formed strategic collaboration agreement with Patheon, Inc., facilitating partnering of AcuForm technology (August 2006).

Depomed will host a conference call and webcast to discuss full year 2006 financial results today, Wednesday, March 14, at 5:00 p.m. ET.  The webcast can be accessed on the investor section of the Depomed website at www.depomedinc.com

About Depomed, Inc.

Depomed, Inc. is a specialty pharmaceutical company utilizing its innovative AcuFormTM drug delivery technology to develop novel oral products and improved, extended release formulations of existing oral drugs. AcuForm-based products are designed to provide once- daily administration and reduced side effects, improving patient convenience, compliance and pharmacokinetic profiles. ProQuin® XR (ciprofloxacin hydrochloride) extended-release tablets have been approved by the FDA for the once-daily treatment of uncomplicated urinary tract infections and are currently being marketed in the United States. In addition, once-daily GlumetzaTM (metformin hydrochloride extended release tablets) has been approved for use in adults with type 2 diabetes and is currently being marketed in the United States and Canada. The company is currently evaluating Gabapentin GRTM for the treatment of two pain indications, postherpetic neuralgia and diabetic peripheral neuropathy, and menopausal hot flashes. Additional information about Depomed may be found at its web site, www.depomedinc.com.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to our clinical programs and related research and development efforts; ; expectations regarding commercialization of our products; our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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DEPOMED, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005	2004
Revenues:
Product sales	$1,790,834	$930,624	$—
Royalties	4,039,948	668,789	—
License revenue	3,610,468	575,291	31,250
Collaborative revenue	109,968	2,230,625	171,319
Total revenues	9,551,218	4,405,329	202,569

Costs and expenses:
Cost of sales	1,600,744	908,521	—
Research and development	26,891,139	18,369,217	21,358,802
Selling, general and administrative	22,666,797	11,639,118	5,178,539

Total costs and expenses	51,158,680	30,916,856	26,537,341

Loss from operations	(41,607,462)	(26,511,527)	(26,334,772)

Other income (expenses):
Gain from extinguishment of debt	—	1,058,935	—
Interest and other income	2,030,674	1,445,057	489,013
Interest expense	—	(459,737)	(928,878)
Total other income (expenses)	2,030,674	2,044,255	(439,865)

Net loss before income taxes	(39,576,788)	(24,467,272)	(26,774,637)

Provision for income taxes	(82,500)	—	(99,000)

Net loss	(39,659,288)	(24,467,272)	(26,873,637)

Deemed dividend on preferred stock	(665,258)	(842,202)	—

Net loss applicable to common stock shareholders	$(40,324,546)	$(25,309,474)	$(26,873,637)

Basic and diluted net loss applicable to common stock shareholders per share	$(0.97)	$(0.64)	$(0.78)

Shares used in computing basic and diluted net loss per share	41,517,661	39,821,182	34,628,825

DEPOMED, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$14,574,110	$7,565,556
Marketable securities	16,984,503	51,507,509
Accounts receivable	7,126,895	1,094,840
Unbilled accounts receivable	1,954,904	861,576
Inventories	4,483,157	901,348
Prepaid and other current assets	2,756,174	1,107,710
Total current assets	47,879,743	63,038,539
Marketable securities	1,998,760	—
Property and equipment, net	2,541,463	3,146,611
Other assets	197,218	228,926
	$52,617,184	$66,414,076
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,886,222	$1,588,999
Accrued compensation	1,817,418	1,989,606
Accrued clinical trial expense	726,379	63,005
Accrued promotion fee expense	2,339,925	—
Other accrued liabilities	3,087,998	718,788
Deferred product sales	4,825,099	82,048
Deferred license revenue	4,599,947	3,572,196
Other current liabilities	55,845	93,073
Total current liabilities	22,338,833	8,107,715
Deferred license revenue, non-current portion	57,483,045	51,421,263
Other long-term liabilities	83,766	124,099
Commitments
Shareholders’ equity (deficit):
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,159 and 17,543 shares issued and outstanding at December 31, 2006 and 2005, respectively, with an aggregate liquidation preference of $18,158,848	12,015,000	12,015,000
Common stock, no par value, 100,000,000 shares authorized; 42,029,411 and 40,689,369 shares issued and outstanding at December 31, 2006 and 2005, respectively	144,820,534	139,640,599
Deferred compensation	—	(337,049)
Accumulated deficit	(184,111,185)	(144,451,897)
Accumulated other comprehensive (loss)	(12,809)	(105,654)
Total shareholders’ equity (deficit)	(27,288,460)	6,760,999
	$52,617,184	$66,414,076